Exhibit 99.1

Bacterin Announces Contract Extension With Novation

BELGRADE, Mont., March 16, 2015 (GLOBE NEWSWIRE) -- Bacterin International Holdings, Inc. (NYSE MKT:BONE), a leader in the development of bone graft material, today announced that it has extended its contract with Novation for an additional year. The extension will allow Bacterin to continue to supply Novation members with OsteoSponge, OsteoSelect DBM Putty, and other proprietary Bacterin allografts.

Novation develops and manages competitive contracts with more than 700 suppliers. As a biologic supplier, Bacterin is one of only three companies with a contract for demineralized bone matrix technologies and one of four allograft suppliers. This gives Bacterin a competitive advantage in comparison to many biologic providers that do not have an agreement with Novation. Since entering into a contract in 2012, Bacterin has worked closely with Novation in several areas including helping to drive contract utilization with its members, adding value for the facility and their patients, and helping its members recognize savings without compromising safety or quality. In 2014, approximately 25% of Bacterin's revenues were generated by Novation members.

"Novation has and will continue to be a significant GPO partner for Bacterin products. Both companies are committed to this relationship and to maintaining a focus on safety, quality, and efficacy for the patients who are served by the Bacterin biologic product line," said Melanie Head, Vice President of Sales for Bacterin. "Our relationship with Novation has provided Bacterin with growth opportunities with their member partners across the US and we are excited to continue this successful relationship for another year."

About Novation

Founded in 1998, Novation is a health care services company for the more than 100,000 members and affiliates of VHA Inc. and UHC, two national health care alliances; Children's Hospital Association, an alliance of the nation's leading pediatric facilities; and Provista, LLC.

Novation, a VHA and UHC company, drives the success of alliance members by combining aggressive supply cost management, deep industry expertise and world-class intelligence. The members that Novation serves use the company's unique programs, cost management expertise and extensive analytical tools, workflow capability and data to make better decisions and thrive in a new era of health care.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT:BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to promote bone growth, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability of the Company's sales force to achieve expected results, the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to obtain shareholder approval of financing transactions; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company's ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; the Company's ability to remain listed on the NYSE MKT; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:	Investor Contact:

COCKRELL GROUP

Rich Cockrell

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investorrelations@thecockrellgroup.com

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